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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2005


                            ORTEC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      0-27368                 11-3068704
(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation )              File Number)          Identification No.)


      3960 Broadway, New York, New York                            10032
  (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code: (212) 740-6999





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))





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Item 3.02 Unregistered Sales of Equity Securities

         On January 5, 2005 we entered into a number of agreements with institutional and accredited investors (collectively, the "purchasers") that provided us with:

             o Gross aggregate cash proceeds of $5,403,302 from the sale of our common stock (the "private placement") to former holders of our Series C preferred shares and other purchasers at $0.833 per share (the "purchase price") with each receiving a warrant to purchase one share of common stock for every two shares purchased;

             o The exchange of approximately 913 of our Series C preferred shares with a liquidation preference of $5,476,256 plus accrued and unpaid dividends, an aggregate value of $6,374,400, for shares of our common stock at the purchase price and five-year warrants to purchase our common stock at $1.80. Upon the exchange, the holders of the Series C preferred shares received a warrant to purchase one share of common stock for each two shares of our common stock they received in the exchange. This exchange was offered to Series C preferred shareholders if they participated in the private placement sale of our common stock for an amount equal to 30% of the liquidation preference amounts of their Series C preferred shares exchanged for our common stock. The Series C holders provided gross cash proceeds of $1,642,877 (30% of $5,476,256) of the $5.4 million aggregate gross proceeds received by us in the private placement.

             o As a result of our receipt of over $5,000,000 in the private placement we elected to repay $9,626,626 of our outstanding promissory notes plus accrued interest by issuing to the noteholders, on the terms provided in the promissory notes, our common stock and our five year warrants to purchase shares of our common stock at $1.80 per share.

             o Purchasers, Series C Holders and holders of the Notes whose participation in these transactions would result in ownership of common stock in excess of 9.99% of our issued and outstanding shares of common stock could elect to receive instead of our common stock, shares of our Series D convertible preferred stock convertible into the same number of shares of our common stock.

         An aggregate of 28,976,128 shares of common stock, inclusive of common shares that would be issued upon conversion of the Series D preferred stock, and warrants to purchase 21,909,507 shares of our common stock at an exercise price of $1.80 per share will be issued as a result of these transactions.



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         Based upon representations by the persons receiving all of these shares and warrants as to their accredited investor status, the sales, exchanges and issuances of all our shares of common stock, shares of Series D convertible preferred stock and warrants described above, are exempt from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, pursuant to Section 4(2) of such Act and Regulation D promulgated thereunder.

         We have undertaken to register all shares of our common stock referred to above as well as all shares of our common stock issuable upon exercise of all the warrants described above, within 10 days after filing of our Annual Report on Form 10-KSB, which we are required to file by March 31, 2005. Failure to have the registration statement declared effective within 60 days of filing will subject us to liquidated damages.

         We granted each of the purchasers in the $5.4 million private placement the right to purchase, within 45 days after the closing date, securities on the same terms as in the private placement in an amount not to exceed 25% of their investment in the private placement.

         Commencing 24 months after the Closing Date, subject to a registration statement then being effective with respect to the common stock underlying the warrants, the warrants may be redeemed by us if our common stock closes above $3.60 for ten consecutive trading days. The warrants contain limited cashless exercise as well as customary anti-dilution provisions.

         In connection with these transactions, we paid our placement agent in the transactions commissions consisting of cash equaling 10% of the $5.4 million of gross cash proceeds we received from the private placement. The placement agent will also receive warrants to purchase 15% of the number of shares of common stock purchased for cash in the private placement, exercisable at $0.95 per share. We will also pay the placement agent cash equal to 6% of the gross proceeds received by us from the exercise, at any time in the next three years, of the warrants issued to the investors who purchased shares of common stock for cash in the private placement. We also entered into an agreement under which the placement agent will provide financial advisory services to us until September 30, 2005, for a fee of $250,000. Such fee, which for a limited time may be payable in common stock at the option of the placement agent, will be deferred until our cash balance exceeds $10 million.



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Item 9.01      Financial Statements and Exhibits.

       (c)     Exhibits.

               Exhibit No.         Description
               -----------         -----------
               1.1                 Placement Agent Agreement dated January 4,
                                   2005 incorporated by reference to Schedule
                                   2.1(p) of Exhibit 4.1 filed herewith.
               1.2                 Advisory Agreement dated January 4, 2005
                                   incorporated by reference to Schedule 2.1 (p) of Exhibit 4.1 filed herewith.
               4.1                 Common Stock Purchase Agreement.
               4.2                 Registration Rights Agreement.
               4.3                 Form of Warrant.
               4.4                 Exchange of Series C Convertible Preferred
                                   Stock for Common Stock and Participation
                                   Commitment in Proposed Private Placement.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 11, 2005

                                                 ORTEC INTERNATIONAL, INC.



                                                 /s/ Ron Lipstein
                                                 ------------------------------
                                            By:  Ron Lipstein
                                                 Chief Executive Officer





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